Exhibit 99.3

COMPANY REPRESENTATION LETTER UNDER ITEM 8.A.4 OF FORM 20-F

September 4, 2026

Via EDGAR

U.S. Securities and Exchange Commission

Division of Corporation Finance

Office of Trade & Services

100 F Street, NE

Washington, D.C., 20549

Re:	RUI Holdings Inc
Registration Statement on Form F-1 (File No. 333-296157)
Request for Waiver and Representations Pursuant to Instruction 2 to Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, RUI Holdings Inc, a foreign private issuer organized under the laws of the Cayman Islands (the “Company”), is submitting this letter to the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Company’s registration statement on Form F-1, initially filed on May 22, 2026 (as amended, the “Registration Statement”), relating to a proposed initial public offering of the Company’s Class A Ordinary Shares in the United States. The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with the Generally Accepted Accounting Principles in the United States, as of and for each of the two fiscal years ended August 31, 2024 and 2025, and unaudited condensed consolidated financial statements as of February 28, 2026 and for the six-month periods ended February 28, 2025 and 2026.

The Company respectfully requests that the Commission waives the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering (the “12-Month Requirement”). See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3. The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) by the staff of the Division of Corporation Finance of the Commission at Section III.B.c, in which the staff notes that: “the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this waiver request, the Company represents to the Commission that:

1. The Company is not required by any jurisdiction outside the United States to prepare consolidated financial statements audited under any generally accepted auditing standards for the fiscal year ended August 31, 2026 or for any interim period.

2. Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

3. The Company does not anticipate that its audited financial statements for the fiscal year ended August 31, 2026 will be available until November 30, 2026, which is the latest date on which the Company’s audited financial statements as of and for the fiscal year ended August 31, 2025 may be used in the Registration Statement under the 15-month requirement of Item 8.A.4 of Form 20-F.

4. In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

The Company will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this representation as of the date first above written.

Sincerely,

RUI Holdings Inc

/s/ Xiang Chen

By: Xiang Chen

Chief Financial Officer and Director

(Principal Accounting and Financial Officer)